Exhibit 10.02

SECOND OMNIBUS WAIVER AND MODIFICATION AGREEMENT

This Second Omnibus Waiver and Modification Agreement, made as of March 8, 2013 (the “Agreement”), is being entered into among Petro River Oil Corp. (formerly Gravis Oil Corp. which was formerly Megawest Energy Corp.), a corporation continued under the Business Corporations Act (Delaware) (the “Company”), and the subscribers executing this agreement as set forth on the signature pages hereto (collectively, the “Subscribers”).

WHEREAS, the Company entered into a Subscription Agreement (“the “Preferred Subscription Agreement”) and Transaction Documents (as defined in such Preferred Subscription Agreement) dated as of August 28, 2009 (the “Series A Preferred Transaction”) pursuant to which the Company issued and such Subscribers acquired Series A Convertible Preferred Stock (“Series A Preferred Stock”), Series A Common Stock Purchase Warrants (“Series A Warrants”) and an Additional Investment Right (“AIR”) for the right to purchase Series B Convertible Preferred Stock and Series B Common Stock Purchase Warrants, which Preferred Subscription Agreement and Transaction Documents may be amended by all holders of the Series A Warrants (the “Series A Warrant holders”);such number of Series A Warrants that are currently outstanding and held by the Series A Warrant holders are set forth on Schedule A hereto; and

WHEREAS, pursuant to the exercise of the AIR (the “Series B Preferred Transaction”), the Company issued and such Subscribers identified on Schedule B hereto (“the “Series B Preferred Subscribers”) acquired Series B Convertible Preferred Stock (“Series B Preferred Stock”) and Series B Common Stock Purchase Warrants (“Series B Warrants”), which Preferred Subscription Agreement and Transaction Documents may be amended by a Majority in Interest (as defined therein) of the holders of the Series B Preferred Stock; such number of shares of Series B Preferred Stock and Series B Warrants that are currently outstanding and held by Series B Preferred Subscribers are set forth on Schedule B hereto; and

WHEREAS, the Company entered into an Exchange Agreement (“the “Exchange Agreement”) and Transaction Documents (as defined in such Exchange Agreement) dated as of July 30, 2010 (the “Exchange Transaction”) pursuant to which the Company issued and such Subscribers acquired subordinated secured Debentures (“Debentures”) pursuant to the surrender and exchange of the Series A Preferred Stock, which Exchange Agreement and Transaction Documents may be amended by a Majority in Interest of the holders of Debentures (the “Debenture Holders”);such number of Debentures that are currently outstanding and held by the Debenture Holders are set forth on Schedule C hereto; and

WHEREAS, the Company entered into a Subscription Agreement (“the “Note Subscription Agreement”) and Transaction Documents (as defined in such Note Subscription Agreement) dated as of July 30, 2010 (the “Note Transaction”) pursuant to which the Company issued and such Subscribers acquired Secured Promissory Notes (“Secured Notes”) and Series C Common Stock Purchase Warrants (“Series C Warrants”), which Note Subscription Agreement and Transaction Documents may be amended by a Majority in Interest of the holders of Secured Notes (the “Secured Note Holders”);such number of Secured Notes that are currently outstanding and held by the Secured Note Holders are set forth on Schedule D hereto; and

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WHEREAS, the Company entered into a Subscription Agreement (“the “December Subscription Agreement”) and Transaction Documents (as defined in such December Subscription Agreement) dated as of December 28, 2010 (the “December Transaction”) pursuant to which the Company issued and such Subscribers acquired Secured Promissory Notes (“December Notes”) and Series D Common Stock Purchase Warrants (“Series D Warrants”), which included an additional closing on January 31, 2011 and was amended as of March 7, 2011, which December Subscription Agreement and Transaction Documents may be amended by a Majority in Interest of the holders of December Notes (the “December Note Holders”);such number of December Notes that are currently outstanding and held by the December Note Holders are set forth on Schedule E hereto; and

WHEREAS, the Company intends to enter into a securities purchase agreement (the “Merger Agreement”) with Petro River Oil, LLC (“Petro”) whereby the Company will issue sufficient common shares so that post-merger, such issuances will represent80.18% of its outstanding common stock in exchange for (i) $20,000,000 of Petro’s debt owed to Petro’s members and secured note holders, and (ii) 100% of Petro’s membership interests (the “Reverse Merger Transaction”). To the extent Petro has issued less than $20,000,000 of principal amount of secured notes, the Company proposes to sell an additional amount of equity to investors at the same valuation Petro members and secured noteholders will receive (“Additional Offering”), which Additional Offering and Petro secured notes, in the aggregate, shall not exceed $20 million; and

WHEREAS, in connection with the contemplated Reverse Merger, the Series B Preferred Subscribers possess a right of first refusal with respect to such sale pursuant to Section 11(a) of the Preferred Subscription Agreement; and

WHEREAS, in connection with the contemplated Reverse Merger, under each of the Exchange Transaction, the Note Transaction and the December Transaction, each Debenture Holder, Secured Note Holder and December Note Holder possesses a right of first refusal with respect to such sale pursuant to Section 12(a) of the Exchange Agreement, Note Subscription Agreement or December Subscription Agreement; and

WHEREAS, in connection with the contemplated Reverse Merger, pursuant to the Preferred Subscription Agreement, the Company is prohibited from incurring certain liens as described in Section 8(p) there under; granting a security interest in the assets of the Company and its Subsidiaries; and from issuing or incurring any debt not in the ordinary course of business pursuant to Section 8(s) of the B Preferred Subscription Agreement; and

WHEREAS, pursuant to the Exchange Agreement, Note Subscription Agreement and December Subscription Agreement, the Company is prohibited from incurring certain liens as described in Section 9(p) there under; granting a security interest in the assets of the Company and its Subsidiaries; and from issuing or incurring any debt not in the ordinary course of business pursuant to Section 9(s) of the Exchange Agreement, Note Subscription Agreement and December Subscription Agreement; and

WHEREAS, the Series B Preferred Subscribers wish to waive such right of first refusal under Section 11(a) in the Preferred Subscription Agreement, waive any Events of Default that have occurred, release the Company from the restrictions set forth in Section 8(r) and Section 9(s) of the Preferred Subscription Agreement and consent to the issuance of equity by the Company in connection with the contemplated Reverse Merger and Additional Offering, if any; and

WHEREAS, in connection with the contemplated Reverse Merger, the Company is requesting the waiver by Subscribers of any Events of Default which have occurred in connection with the Series A and B Preferred Transactions, and the Exchange, Note and December Transactions; and

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WHEREAS, the Debenture Holders, Secured Note Holders and December Note Holders wish to waive such right of first refusal under Section 12(a) in the Exchange Agreement, waive any Events of Default that have occurred under the Note Subscription Agreement and December Subscription Agreement, release the Company from the restrictions set forth in Section 9(r) and Section 9(s) of the Exchange Agreement, Note Subscription Agreement and December Subscription Agreement and consent to the issuance of equity by the Company in connection with the contemplated Reverse Merger and Additional Offering, if any; and

WHEREAS, the Debenture Holders, Secured Note Holders, December Note Holders and Collateral Agent on behalf of the aforementioned Subscribers were granted a security interest (“Security Interest”) in the assets of the Company and its Subsidiaries as described in Section 3 of the Exchange Agreement, Note Subscription Agreement and December Subscription Agreement; and

WHEREAS, the Debenture Holders, Secured Note Holders, December Note Holders wish to release the Security Interest granted to them and to authorize the Company, and its Subsidiaries to take all necessary actions to terminate such Security Interest.

Terms not defined herein shall have the meaning ascribed to therein in the relevant documents.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:

1. Upon the execution of this Agreement by each Series A Warrant holder, the Series A Warrants are amended so that (i) the Purchase Price (as defined in the Series A Warrants) will be increased to $1.00, subject to further adjustment as described in the Series A Warrants, and (ii) the Expiration Date (as defined in the Series A Warrants) of the Series A Warrants will be amended to ten (10) Business Days after closing of the Reverse Merger Transaction (the “Final Adjustment Date”). Each Series A Warrant holder (i) waives the rights granted to them pursuant to Sections 8(r) and 8(s) of the Preferred Subscription Agreement, (ii) the anti-dilution and ratchet rights granted pursuant to the Series A Warrants are permanently waived, (iii) the refill provisions contained in Section 3.3 of the Series A Warrants are permanently deleted, and (iv) any Events of Default that have occurred are waived.

2. Subject to Paragraph 12, upon the execution of this Agreement by a Majority in Interest of the Series B Preferred Subscribers: (i) Section 11(a) of the Preferred Subscription Agreement is amended so that the Reverse Merger is included in the definition of “Excepted Issuances”;(ii) the Series B Preferred Subscribers waive the rights granted to them pursuant to Sections8(r) and 8(s) of the Preferred Subscription Agreement; (iii) the anti-dilution and ratchet rights granted pursuant to the Series B Preferred Stock are permanently waived; (iv) the refill provisions contained in Section 3.3 of the Series B Warrants are permanently deleted; and (v) any Events of Default that have occurred in connection with the Series B Transaction are waived.

3. Subject to Paragraph 12, upon the execution of this Agreement by a Majority in Interest of the Debenture Holders: (i)Section 12(a) of the Exchange Agreement is amended so that the Reverse Merger is included in the definition of “Excepted Issuances”; (ii) the Debenture Holders waive the rights granted to them pursuant to Sections 9(r), and 9(s) of the Exchange Agreement in connection with the Reverse Merger; (iii) the anti-dilution and ratchet rights granted pursuant to the Debentures are permanently waived; and (iv) any Events of Default that have occurred in connection with the Exchange Transaction are waived.

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4. Subject to Paragraph 12, upon the execution of this Agreement by a Majority in Interest of the Secured Note Holders: (i) Section 12(a) of the Note Subscription Agreement is amended so that the Reverse Merger is included in the definition of “Excepted Issuances”; (ii) the Secured Note Holders waive the rights granted to them pursuant to Sections9(r), and 9(s) of the Note Subscription Agreement in connection with the Reverse Merger; (iii) the anti-dilution and ratchet rights granted pursuant to the Secured Notes are permanently waived; (iv) the refill provisions contained in Section 3.3 of the Series C Warrants are permanently deleted; and (v) any Events of Default that have occurred in connection with the Note Transaction are waived.

5. Subject to Paragraph 12, upon the execution of this Agreement by a Majority in Interest of the December Subscribers: (i) Section 12(a) of the December Subscription Agreement is amended so that the Reverse Merger is included in the definition of “Excepted Issuances”; (ii) the December Note Holders waive the rights granted to them pursuant to Sections 9(r), and 9(s) of the December Subscription Agreement in connection with the Reverse Merger; (iii) the anti-dilution and ratchet rights granted pursuant to the December Notes are permanently waived; (iv) the refill provisions contained in Section 3.3 of the Series D Warrants are permanently deleted; and (v) any Events of Default that have occurred in connection with the December Transaction are waived.

6. Subject to Paragraph 12, upon the execution of this Agreement by all of the Series A Warrant holders: (i) Section 12(a) of the Exchange Agreement is amended so that the Reverse Merger is included in the definition of “Excepted Issuances”; (ii) the Series A Warrant holders waive the anti-dilution and ratchet rights granted pursuant to the Series A Warrants;(iii) the refill provisions contained in Section 3.3 of the Series A Warrants are permanently deleted; and (iv) any Events of default that have occurred in connection with the Series A Transaction are waived.

7. Subject to Paragraph 12, upon the execution of this Agreement by a Majority in Interest, each Secured Note Holder, Debenture Holder and December Note Holder agrees to release the Security Interest granted to them and authorizes and instructs the Company and its Subsidiaries to take all necessary action to effectuate such release.

8. Subject to Paragraph 12, upon the execution of this Agreement by a Majority in Interest, each Secured Note Holder, Debenture Holder and December Note Holder authorizes and instructs MPOWB Trustee Services, LLC as Trustee and Iroquois Capital Opportunity Fund LP as Agent, and each of them with full authority to act without the other, to take or cause to be taken any and all actions, to execute and deliver any and all requests, or other instruments, and to do any and all things that may be necessary or desirable to release the Security Interest granted to the Secured Note Holders, Debenture Holders and December Note Holders.

9. Subject to Paragraph 12, upon the execution of this Agreement by a Majority in Interest of the Series B Preferred Subscribers, until the Final Adjustment Date, the Conversion Price of the Series B Preferred Stock will be decreased to $0.1288, subject to further adjustment as described in the Certificate of Designation, and after the Final Adjustment Date, the Conversion Price of the Series B Preferred Stock will be increased to $10.00, subject to further adjustment as described in the Certificate of Designation.

10. Subject to Paragraph 12, upon the execution of this Agreement by a Majority in Interest of the Secured Note Holders, Debenture Holders and December Note Holders, until the Final Adjustment Date, the Conversion Priceof the Secured Notes, Debentures and December Notes will be decreased to $0.1288, subject to further adjustment as described in the Secured Notes, Debentures and December Notes, and after the Final Adjustment Date, the Conversion Price of the Secured Notes, Debentures and December Notes will be increased to $10.00, subject to further adjustment as described in the Secured Notes, Debentures and December Notes.

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11. Subject to Paragraph 12, upon the execution of this Agreement by a Majority in Interest of the Series B Preferred Subscribers, the Secured Note Holders and the December Note Holders, (i) the Purchase Price (as defined in the Series B Warrants, Series C Warrants and Series D Warrants) will be increased to $1.00, subject to further adjustment as described in the Series B Warrants, Series C Warrants and Series D Warrants, (ii) the Expiration Date (as defined in the Series B Warrants, Series C Warrants and Series D Warrants) of the Series B Warrants, Series C Warrants and Series D Warrants will be amended to the Final Adjustment Date, and (iii) the automatic exercise provisions contained in Section 1.4 of the Series C Warrants and Series D Warrants are permanently deleted.

12. Except for Paragraph 10, which is binding upon the execution by each Series A Warrant holder, the remaining sections of this Agreement will not be binding unless and until (i) it has been executed by each Series A Warrant holder and a Majority in Interest of the Series B Preferred Subscribers, the Debenture Holders, the Note Holders and the December Subscribers, and (ii) further provided that the Reverse Merger is completed by April 15, 2013. The effective date of this Agreement shall be the date this Agreement has been executed by each Series A Warrant holder and a Majority in Interest of the Series B Preferred Subscribers, the Debenture Holders, the Note Holders and the December Subscribers.

13. Each of the Series B Preferred Subscribers, the Debenture Holders, the Note Holders, the December Subscribers and the Series A Warrant holders executing this Agreement acknowledges that no damages are currently outstanding.

14. Each of the Series B Preferred Subscribers, the Debenture Holders, the Note Holders, the December Subscribers and the Series A Warrant holders executing this Agreement represent to the other signatories hereto that it remains the holder of all the securities issued to it by the Company and in the amounts set forth on Schedules A – E herein.

15. Except as specifically set forth herein, all other terms of the Series B Preferred Transaction, Exchange Transaction, Note Transaction, and December Transaction remain in full force and effect.

16. Subject to Paragraph 12, upon the execution of this Agreement by each Series A Warrant holder and a Majority in Interest of the Series B Preferred Subscribers, the Debenture Holders, the Note Holders and the December Subscribers, consent is hereby given for the issuances by the Company as set forth on Schedule F, subject to approval by the Board of Directors for the purposes set forth on Schedule F, including but not limited to:

(i) completion of the Reverse Merger with Petro River; and

(ii) Approval of a preferred payment of up to $6,000,000 to be made to the Series B Preferred Subscribers, the Debenture Holders, the Note Holders, the December Note Holders and the holders of Working Interests issued on August 28, 2009, in the proportionate amounts set forth on Schedule G hereto, from the sale of Megawest Energy Missouri Corp. or its assets (“MegaWest Missouri”), provided, that, such preferred payment shall only be due and payable to the extent available from the net proceeds of the sale of MegaWest Missouri and the Company shall not be liable for the preferred payment in the event that MegaWest Missouri is either not sold or does not result in any net proceeds.

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Upon the consummation of the Reverse Merger and assuming that all of the Series B Preferred Stock, Secured Notes, Debentures, December Notes, Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants are converted and/or exercised into shares of common stock of the Company in accordance with this Agreement, the capitalization table of the Company will be as follows:

Members and holders of Petro Secured Notes (in exchange for $20,000,000 of Petro Secured Notes and membership interests)	80.18%
Holders of Working Interest in the Company	2.11%
Series B Preferred Holders	2.60%
Debenture Holders (including accrued interest)	3.56%
Secured Note Holders (including accrued interest)	3.47%
December Note Holders (including accrued interests)	6.17%
Current holders of Common Stock of the Company	1.91%[1]

17. The Company agrees that unless a Subscriber elects to maintain the conversion and exercise limitation block of the Series B Preferred Stock, Secured Notes, Debentures, December Notes, Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants by checking the box on the signature page hereto, the conversion and exercise limitation of the Series B Preferred Stock, Secured Notes, Debentures, December Notes, Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants may be modified in whole or in part without regard to a 9.99% maximum, upon 61 days prior notice to the Company from a holder of the Series B Preferred Stock, Secured Notes, Debentures, December Notes, Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants and its constituent components. The foregoing modification shall apply mutatismutandem to each conversion or exercise limitation in the Transaction Documents.

18. Subject to Paragraph 12, upon the execution of this Agreement by each Series A Warrant holder and a Majority in Interest of the Series B Preferred Subscribers, the Debenture Holders, the Note Holders and the December Subscribers, Subscribers waive monetary payments in connection with damages that may accrue in the future.

19. Subject to Paragraph 12, upon the execution of this Agreement by a Majority in Interest of the Debenture Holders, the Note Holders and the December Subscribers, the Maturity Date of the Debentures, Secured Notes and December Notes will be extended to December 31, 2016.

20. Subject to Paragraph 12, upon the execution of this Agreement by a Majority in Interest of the Debenture Holders, the Note Holders and the December Subscribers, no interest payments on the Debentures, Secured Notes or December Notes will be payable until the Maturity Date.

21. Subject to Paragraph 12, upon the execution of this Agreement by a Majority in Interest of the Series B Preferred Subscribers, no dividends on the Series B Preferred Stock shall further accrue or be payable.

22. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

1 This amount includes 1,069,800 shares of common stock pursuant to a legacy stock option plan.

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23. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

24. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

25. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision.

26. Except as expressly set forth herein, this Waiver shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Subscriber, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the Subscriber may be party to, in each case whether arising before or after the date hereof or as a result of performance hereunder or there under. Except as set forth herein, the Subscriber reserves all rights, remedies, powers, or privileges available under the Transaction Documents and any other agreement to which the Subscriber may be parties to, at law or otherwise. This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the Subscriber may be a party to.

27. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the parties agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

28. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or PDF transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

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IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the date first written above.

PETRO RIVER OIL CORP.. (the “Company”), by ______________________, its ____________, acknowledges the foregoing Agreement, consents to each of the foregoing, waives and consents to all actions and modifications contained herein and agrees and undertakes to facilitate the consummation of the transaction. Additionally, the Company agrees to provide a certificate that the signatures representing each Series A Warrant holder and a Majority in Interest of the Series B Preferred Subscribers, the Debenture Holders, the Note Holders and the December Subscribers was obtained.

PETRO RIVER OIL CORP.

By:	Jeffrey Freedman
Its:	Interim Chief Executive Officer and
Chief Financial Officer

[Subscriber signatures pages on the following pages]

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Series A Warrantholders Signature Page

Iroquois Capital Opportunity Fund, LP	Iroquois Master Fund Ltd.

Scot Cohen	American Capital Management LLC

Hewlett Fund	The Merav Abbe Irrevocable Trust

South Ferry Building Company LP	Empire Group, Ltd.

El Equities, LLC	Scot Jason Cohen Foundation

Romano, Ltd.	Ari Goldman

ArianaLipman	Martin Goldman

Aaron Wolfson

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Series B Preferred SubscribersSignature Page

South Ferry Building Company, LP	Jeffrey Freedman

Aaron Wolfson	ArianaLipman

Hewlett Fund	Empire Group, Ltd.

BXRI Holdings, Inc.	El Equities, LLC

Walt & Co. Inc.	Scot Jason Cohen Foundation

Eli Levitin	Ari Goldman

John Shulman	Martin Goldman

Romano, Ltd.	Morris Wolfson

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Debenture Holders Signature Page

Iroquois Capital Opportunity Fund, LP	American Capital Management LLC

Fortis Oil & Gas America, LLC	Empire Group, Ltd.

Hewlett Fund	Jeffrey Berman

South Ferry Building Company LP	El Equities, LLC

Romano, Ltd.	Ari Goldman

ArianaLipman	Martin Goldman

Aaron Wolfson	Scot Jason Cohen Foundation

Iroquois Master Fund Ltd.

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Secured Note Holders Signature Page

Iroquois Capital Opportunity Fund, LP	El Equities, LLC

South Ferry Building Company LP	Iroquois Master Fund Ltd.

Helene Stark	Abraham Wolfson

Aaron Wolfson	Ari Storch

Hewlett Fund	Empire Group, Ltd.

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December Note Holders Signature Page

Alpha Capital Anstalt	Kerry Propper

South Ferry Building Company LP	Associated Lakewood, LLC

Helene Stark	American Capital Management LLC

BRX 1 Holdings Inc.	Cranshire Capital LP

Lilac VenturesMaster Fund Ltd.

Helios Energy Offshore Master Fund, LP	El Equities LLC

Royotor& Co, In Trust for Last Waltz LP	Colman Abbe

Iroquois Master Fund Ltd.	Robert B. Stewart, Jr.
Separate Property Trust U/A/D 11/10/08

CJF Investments	Abraham Wolfson

Aaron Wolfson	Momona Capital LLC

JD Advisors, LLC

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Schedule A

Series A Warrants

Series A Warrant holder	# of Series A Warrants Held

Iroquois Capital Opportunity Fund, LP	9,174,375
Scot Cohen	2,291,625
Hewlett Fund	2,177,000
South Ferry Building Company LP	916,398
El Equities, LLC	343,602
Romano, Ltd.	572,250
ArianaLipman	457,625
Aaron Wolfson	457,625
Iroquois Master Fund Ltd.	457,625
American Capital Management LLC	457,625
The Merav Abbe Irrevocable Trust	457,625
Empire Group, Ltd.	457,625
Scot Jason Cohen Foundation	343,000
Ari Goldman	343,000
Martin Goldman	343,000
TOTAL:	19,250,000

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Schedule B

Series B Preferred Stock and Series B Warrants

Series B Preferred Subscriber	# of Series B Preferred Shares Held	# of Series B Warrants Held

South Ferry Building Company, LP	2,702	1,708,000
Aaron Wolfson	2,475	1,415,625
Hewlett Fund	2,262	1,979,250
BXRI Holdings, Inc.	2,000	1,000,000
Walt & Co Inc.	1,535	767,500
Scot Cohen	0	1,312,500
John Shulman	1,000	500,000
Romano, Ltd.	500	437,500
Eli Levitin	500	250,000
Jeffrey Freedman	500	250,000
ArianaLipman	475	415,625
Empire Group, Ltd.	1,975	415,625
El Equities, LLC	357	312,375
Scot Jason Cohen Foundation	356	311,500
Ari Goldman	356	311,500
Martin Goldman	356	311,500
Morris Wolfson	250	125,000
Iroquois Capital Opportunity Fund, LP	-	3,575,625
TOTAL:	17,599	15,399,125

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Schedule C

Debentures

Debenture Holders	Principal Amount of Debenture Outstanding	Allonge Issuance	Interest Outstanding	Total Due as of 1/31/2013

Iroquois Capital Opportunity Fund, LP	$166,433.00	$6,436.00	$51,932	$224,801.00
Scot Cohen	$-	$-	$-	$-
Hewlett Fund	$282,848.11	$10,937.00	$70,629	$364,414.11
South Ferry Building Company LP	$119,063.56	$4,604.00	$29,731
Romano Ltd.	$74,349.95	$2,875.00	$18,566	$95,790.95
ArianaLipman	$59,457.22	$2,299.00	$14,847	$76,603.22
Aaron Wolfson	$59,457.22	$2,299.00	$14,847	$76,603.22
Iroquois Master Fund Ltd.	$59,457.22	$2,299.00	$14,847	$76,603.22
American Capital Management LLC	$59,457.22	$2,299.00	$14,847	$76,603.22
Empire Group Ltd.	$357,198.06	$13,812.00	$89,195	$460,205.06
Jeffery Berman	$59,457.22	$2,299.00	$14,847	$76,603.22
El Equities, LLC	$44,642.71	$1,723.00	$11,148	$57,513.71
Ari Goldman	$44,564.49	$1,723.00	$11,128	$57,415.49
Martin Goldman	$44,564.49	$1,723.00	$11,128	$57,415.49
Scot Jason Cohen Foundation	$44,564.49	$1,723.00	$11,128	$57,415.49
Fortis Oil and Gas America LLC	$1,722,732.41	$39,656.00	$320,001	$2,082,389.41
TOTAL:	$3,198,428.37	$96,707.00	$698,821	$3,840.376.81

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Schedule D

Secured Notes and Series C Warrants

Secured Note Holder	Principal Amount of Secured Note Outstanding	Allonge Issuance	Accrued Interest	Total Amount Outstanding as of 1/31/2013	# of Series C Warrants Held

Iroquois Capital Opportunity Fund, LP	$1,000,000	$62,303	$255,389	$1,381,430	5,000,000
South Ferry Building Company LP	$425,000	$26,479	$135,629	$587,108	2,125,000
Empire Group Ltd.	$100,000	$6,230	$31,742	$137,972	500,000
Aaron Wolfson	$200,000	$12,461	$51,078	$276,286	1,000,000
Hewlett Fund	$150,000	$15,576	$38,384	$222,740	1,250,000
El Equities LLC	$75,000	$4,973	$19,154	$103,907	375,000
Iroquois Master Fund Ltd.	$75,000	$4,973	$19,154	$103,907	375,000
Abraham Wolfson	$50,000	$3,115	$12,769	$69,072	250,000
Ari Storch	$50,000	$3,115	$12,769	$69,072	250,000
ArianaLipman	$-	$-	$-	$-	125,000
Helene Stark	$250,000	$15,576	$79,354	$344,929	1,250,000
TOTAL:	$2,375,000	$154,800	$766,623	$3,296,423	12,500,000

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Schedule E

December Notes and Series D Warrants

December Note Holder	Principal Amount of December Note Outstanding	Accrude Interest Outstanding	Total Amount Outstanding as of 1/31/2013	# of Series D Warrants Held

SCOT COHEN	$2,368.30	$524.17	$2,892.51	1,400,000
JD ADVISORS, LLC	$247,631.70	$54,807.42	$302,439.08	1,300,000
CJF INVESTMENTS	$200,000.00	$44,265.28	$244,265.28	1,000,000
SOUTH FERRY BUILDING COMPANY LP	$650,000.00	$110,663.19	$610,663.19	800,000
HELIOS ENERGY OFFSHORE MASTER FUND, LP	$250,000.00	$55,331.59	$305,331.59	500,000
AARON WOLFSON	$200,000.00	$41,615.87	$241,615.87	500,000
ABRAHAM WOLFSON	$50,000.00	$10,403.97	$60,403.97	400,000
EL EQUITIES LLC	$100,000.00	$20,807.93	$120,807.93	400,000
BRX 1 HOLDINGS INC.	$400,000.00	$83,231.73	$483,231.73	400,000
ROYTOR & CO. IN TRUST FOR THE LAST WALTZ LP	$250,000.00	$52,019.83	$302,019.83	400,000
IROQUOIS MASTER FUND LTD.	$200,000.00	$41,615.87	$241,615.87	270,000
ROBERT B. STEWART, JR. SEPARATE PROPERTY TRUST U/A/D 11/10/08	$75,000.00	$15,605.95	$90,605.95	200,000
COLMAN ABBE	$100,000.00	$20,807.93	$120,807.93	200,000
ASSOCIATED LAKEWOOD LLC, c/o SRI LLC	$135,000.00	$28,090.71	$163,090.71	200,000
ALPHA CAPITAL ANSTALT	$700,000.00	$145,655.53	$845,655.53	200,000
MOMONA CAPITAL LLC	$40,000.00	$8,323.17	$48,323.17	200,000
AMERICAN CAPITAL MANAGEMENT LLC	$100,000.00	$20,807.93	$120,807.93	150,000
KERRY PROPPER	$200,000.00	$41,615.87	$241,615.87	100,000
CRANSHIRE CAPITAL LP	$100,000.00	$20,807.93	$120,807.93	80,000
HELENE STARK	$500,000.00	$97,221.33	$597,221.33
LILAC VENTURES MASTER FUND LTD.	$100,000.00	$19,444.27	$119,444.27
TOTAL:	$4,600,000	$964,879.36	$5,564,879.36	9,200,000

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